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                 1994 LONG-TERM INCENTIVE PLAN
                               OF
                  BATTLE MOUNTAIN GOLD COMPANY

                   PERFORMANCE UNIT AGREEMENT

      1. BATTLE MOUNTAIN GOLD COMPANY (the "Company"), a Nevada corporation, hereby awards to ________________________ (the "Participant"), an employee of the Company or one of its subsidiaries, ________ units, representing an incentive award, ("Performance Units"), subject to the following terms and conditions:

      2. PERFORMANCE UNIT SUBJECT TO LONG-TERM INCENTIVE PLAN. This Performance Unit is issued in accordance with and subject to all of the terms, conditions and provisions of the 1994 Long-Term Incentive Plan of Battle Mountain Gold Company (a copy of which, as in effect on the date hereof, is attached as Exhibit 1 hereto), and as the same may hereinafter be amended from time to time (the "Plan"), and administrative interpretations thereunder, if any, which have been adopted by the Compensation and Stock Option Committee (the "Committee") and are still in effect on the date hereof. By executing this Agreement, the Participant acknowledges that he has received a copy of, and is familiar with the terms of, the Plan and any such administrative interpretations, which are incorporated herein by reference.

      3.    PERFORMANCE  PERIOD.   The Performance  Units  hereby
awarded represent an incentive award for achievement during the period July 1, ______ through June 30, ______ (the "Performance
Period").

      4. PERFORMANCE UNIT ACCOUNT. The Company shall establish an account for the Participant (the "Performance Unit Account") and shall credit to such Performance Unit Account the number of Performance Units awarded by the Company for the Performance Period. A new Performance Unit Account shall be established for each Performance Period, and the Participant may at any time have one or more such Performance Unit Accounts.

      5.   CREDITS TO AND PAYMENTS FROM PARTICIPANTS' PERFORMANCE
UNIT ACCOUNTS.

          (a) The award of a number of Performance Units to the Participant shall be reflected as a book entry as of the commencement of the Performance Period in the Participant's Performance Unit Account.

           (b) Subject to the provisions of Section 6 of this Agreement, the Performance Unit Account of the Participant shall be credited as of the date of the end of such Performance Period with an amount, not to exceed $1.50 per Performance Unit, calculated from a formula to be determined by the Committee incorporating such "performance measures" (as hereinafter defined) as the Committee in its sole discretion deems appropriate, all adjusted by a factor of actual performance as a percentage of targeted performance. For purposes of this Agreement, performance measure is any one of a number of measures of Company performance chosen by the Committee for


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     inclusion  in  the formula to calculate the Performance
     Units  awarded  under  this  Agreement.   The  proposed
     Performance Measures are to be chosen in part for their relationship to the creation of value for the Company's shareholders.

                If  any  performance measure  for  any  year
     during the Performance Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust the applicable performance measure as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan.

           (c) The Committee shall have authority to make all decisions with respect to the crediting of amounts to the Participant's Performance Unit Account with respect to the Performance Period.

           (d) Subject to Section 6 of this Agreement, the balance credited to the Participant's Performance Unit Account shall be paid to such Participant in the following manner: one-half the credited amount as soon as practicable following the end of the Performance Period and one-half the credited amount as soon as practicable following the date falling exactly one year following the end of the Performance Period in which the credited amount was earned.

           (e) Payments shall be made in cash, shares of Company Class A common stock, par value $0.10 ("Common Stock") or a combination of cash and Company Common Stock as determined by the Committee. The initial method of payment shall be one-half cash and one-half Company Common Stock, although this method remains subject to change by the Committee. For the purpose of distribution of Performance Units in Company Common Stock, the value of such Company Common Stock shall be calculated as the average of the daily closing sales prices of the shares of Common Stock on the New York Stock Exchange Composite Tape on the last five trading days of the Performance Period with respect to which such payment is being made, or such other appropriate measurement of fair market value as shall be selected by the Committee.

      6. FORFEITURE OF PERFORMANCE UNIT. Anything contained in the Plan or this Agreement to the contrary notwithstanding:

          (a) All Performance Units and amounts credited to the Participant's Performance Unit Account with respect to or arising from this Performance Unit award shall be forfeited immediately in the event of the "discharge for cause" (as hereinafter defined) of such Participant. Discharge for cause is the involuntary termination of employment of the Participant as a result of dishonesty or similar serious misconduct directly related to the performance of duties for the Company.

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          (b)  All Performance Units and amounts credited to
     the Participant's Performance Unit Account with respect to or arising from this Performance Unit award shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's employment shall terminate at any time for reasons other than by death, disability or retirement pursuant to the provisions of the Company's retirement plan.

          (c) If the Participant terminates employment with the Company by reason of retirement pursuant to the provisions of the Company's retirement plan (or, in the sole discretion of the Committee, under the defined benefit retirement plan of a subsidiary of the Company), the Participant shall be deemed to have earned a portion of the Performance Units awarded to his Performance Unit Account based on the period of his service with the Company during that Performance Period prior to his termination date and on any other criteria that the Committee in its sole discretion shall select. The crediting of amounts to the Performance Unit Account pursuant to this paragraph shall be effected at the end of the Performance Period pursuant to
     Section 5.

          (d) If the Participant terminates employment with the Company by reason of death or disability (as hereinafter defined) the Participant shall be deemed to have earned a portion of the Performance Units awarded to his Performance Unit Account based on the period of his service with the Company during that Performance Period prior to his termination date and on any other criteria that the Committee in its sole discretion shall select. The crediting of amounts to the Performance Unit Account pursuant to this paragraph shall be effected at the end of the Performance Period pursuant to Section 5. For purposes of this paragraph, disability is any disability which qualifies as a "total disability" under the Long-Term Disability Plan of the Company.

           (e) In the event of a "change in control" of the Company (as hereinafter defined), Performance Units, or the balance thereof, credited to the Participant's Performance Unit Account shall become fully vested and be immediately paid to the Participant in cash, as soon as practicable after the date of the change of control. In the event of a change of control of the Company, Performance Units which have been awarded to the Participant and allocated to his Performance Unit Account but which have not yet been valued and credited (because the Performance Period has not yet ended) shall be immediately paid to the Participant in cash, as soon as practicable after the date of the change of control. For purposes of making such payment prior to the end of the Performance Period, each Performance Unit shall be deemed equal to and shall be valued at $1.00.

                For purposes of this Paragraph 6(e), a "change in control" of the Company shall be deemed to have occurred if:

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                     (i)   any  "person,"  including  a
          "group"  as  determined  in  accordance  with
          Section  13(d)(3) of the Securities  Exchange
          Act of 1934, as amended (the "Exchange Act"),
          is  or becomes the beneficial owner, directly
          or  indirectly, of securities of the  Company
          representing  30%  or more  of  the  combined
          voting   power   of   the   Company's    then
          outstanding securities;

                      (ii)  as  a  result  of,  or   in
          connection with, any tender offer or exchange
          offer,  merger or other business combination,
          sale of assets or contested election, or  any
          combination of the foregoing transactions  (a
          "Transaction"),   the   persons   who    were
          directors   of   the   Company   before   the
          Transaction  shall  cease  to  constitute   a
          majority of the Board of Directors of the Company or any successor to the Company;

                    (iii)      the Company is merged or
          consolidated with another corporation and  as
          a result of such merger or consolidation less
          than 70% of the outstanding voting securities
          of  the  surviving  or resulting  corporation
          shall  then be owned in the aggregate by  the
          former  stockholders of  the  Company,  other
          than   (x)  any  party  to  such  merger   or
          consolidation, or (y) any affiliates to any such party;

                     (iv)  a  tender offer or  exchange
          offer   is  made  and  consummated  for   the
          ownership   of  securities  of  the   Company
          representing 30% or more of the combined voting securities; or

                       (v)    the   Company   transfers
          substantially  all of its assets  to  another
          corporation  that  is  not  a  wholly   owned
          corporation of the Company.

           (f)   To  the  extent  that the  acceleration  of
     vesting or any payment made to the Participant hereunder in the event of a change of control of the Company is subject to federal income, excise, or other tax at a rate above the rate ordinarily applicable to like payments paid in the ordinary course of business ("Penalty Tax"), whether as a result of the provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), any similar or analogous provisions of any statute adopted subsequent to the date hereof or otherwise, then the Company shall be obligated to pay the Participant an additional amount of cash (the "Additional Amount") such that the net amount received by the Participant, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount shall be equal to the amount that Participant would have received if such Penalty Tax were not applicable.

      7. ASSIGNMENT OR TRANSFER. The Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of the Participant be entitled to receive amounts, if any, which would have been payable hereunder to Participant. Such designation may be rescinded or changed by the Participant at any time. Except as provided in this
Section  7,  none

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of  the  amounts  which  may  be  payable  under  the Plan or this
Agreement  shall  be  subject  in  any  manner   to  anticipation,
alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt at such, whether voluntary or involuntary, by operation of law or otherwise, shall be null and void, and any such benefit shall not in any way be subject to the debts, contracts, liabilities, engagements or torts of the person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Except as described herein, no assignment or transfer of the Participant's rights under and interest in this Agreement may be made by the Participant otherwise than by will or by the laws of descent and distribution.

     8. LIMITATION OF RIGHTS. The selection of Participant for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company and the right of the Company to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participant under the Plan shall be in addition to, and shall in no way preclude, other forms or compensation to or in respect of such Participant.

      9. WITHHOLDING. All payments made pursuant to this Agreement shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee. Unless the Committee otherwise determines, withholding obligations at a flat 28% rate (or such other rate as may be established under applicable law) shall be satisfied by withholding from any payment hereunder 28% (or such other percentage) of the shares of Common Stock otherwise distributable and 28% (or such other percentage) of the cash otherwise distributable, and any additional elective withholding shall be satisfied by deducting additional amounts from the cash portion of the distribution.

IN WITNESS WHEREOF, this Agreement has been executed on this ___ day of ________________, but effective as of July 1, ______.


                               BATTLE MOUNTAIN GOLD COMPANY

                               By________________________________


This Performance Unit has been accepted
as of the above date by the undersigned, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.


_______________________________
Participant

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________________________________
SOCIAL SECURITY NUMBER


ADDRESS OF RECORD

________________________________

________________________________

________________________________


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